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                                                                      Exhibit 21

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                            PARENT AND SUBSIDIARIES

Hugh M. Hefner is a "parent" of the Company, as defined under the Securities Exchange Act of 1934, as amended, by virtue of his stock ownership. Mr. Hefner beneficially owned 69.95% of the outstanding voting stock of the Company as of August 31, 1996.

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of June 30, 1996. Certain subsidiaries are omitted because such subsidiaries considered individually or in the aggregate would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                              Percent
                                        Jurisdiction in      Ownership
                                       which Incorporated  By Immediate
Name of Company                           or Organized        Parent
- ---------------                        ------------------  -------------
Playboy Enterprises, Inc. (parent)     Delaware
 Lake Shore Press, Inc.                Delaware                100%
 Lifestyle Brands, Ltd.                Delaware                100%
 Playboy Models, Inc.                  Illinois                100%
 Playboy Products and Services
  International, B.V.                  The Netherlands         100%
 Playboy Entertainment Group, Inc.     Delaware                100%
   After Dark Video, Inc.              Delaware                100%
   Alta Loma Productions, Inc.         Delaware                100%
   Cameo Films, Inc.                   Illinois                100%
   Impulse Productions, Inc.           Delaware                100%
   Precious Films, Inc.                California              100%
   AdulTVision Communications, Inc.    Delaware                100%
   Mystique Films, Inc.                California              100%
   Women Productions, Inc.             California              100%
 Playboy Clubs International, Inc.     Delaware                100%
   Playboy Preferred, Inc.             Illinois                100%
 Critics' Choice Video, Inc.           Illinois                100%
 Special Editions, Ltd.                Delaware                100%
 Playboy Shows, Inc.                   Delaware                100%
 Telecom International, Inc.           Florida                 100%
 Playboy Gaming International, Ltd.    Delaware                100%
   Playboy Gaming Greece, Ltd.         Delaware                100%
 Playboy Properties, Inc.              Delaware                100%
 VIPress Poland Sp. z o.o              Poland                   90%